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                                      FORM 8-K

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                   CURRENT REPORT
                                   --------------

                          Pursuant to Section 13 or 15(d)
                           of the Securities Act of 1934


           Date of Report (Date of earliest event reported)  June 8, 1998
                                                           ------------

                               CHANCELLOR GROUP, INC.
                               ----------------------
                     Formerly known as NIGHTHAWK CAPITAL, INC.
               (Exact name of Registrant as specified in its charter)



          Nevada                        33-55254-32            87-0438647
          ------                        ------------            ----------
 (State or other jurisdiction           (Commission         (I.R.S. Employer
 of incorporation or organization)      File Number)        Identification No.)




                              1800 East Sahara Avenue
                              Las Vegas, Nevada 89104
                              -----------------------
               (Address of principal executive offices and Zip Code)



                                   (702) 792-7479
                                   --------------
                (Registrant's telephone number including area code)


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                                      FORM 8-K
                                   CURRENT REPORT
                          Pursuant to Section 13 or 15(d)
                           of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.

          The following persons each own more than 10% each of the outstanding Common Stock of the Registrant and accordingly, may be considered thereby to be affiliates the Registrant:

               Horizon Trustees Limited
                 (Auckland, New Zealand)     7,790,000 shares

          The Registrant currently has approximately 16.8 million shares of common stock issued and outstanding.

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On September 18, 1997, the registrant acquired all of the capital stock of Radly Petroleum, Inc., a Texas corporation (Radly), from Pilares Oil & Gas, Inc. ("Pilares"), the sole stockholder of Radly, in exchange for the issuance of approximately 12,300,000 shares of the Registrant's Common Stock. As a result of the transaction, Radly became a wholly-owned subsidiary of the Company.

          Radly owns approximately 3,500 acres of leasehold oil and gas property located in Pecos County, Texas. Such properties include a 100% ownership of the Glass Mountain B gas development project in South Texas.

          The Registrant plans to enter into a letter of intent to merge Radly Petroleum with a Canadian listed oil company. The Registrant would control the merged entity resulting from the merger. At the present time, the final merger candidate has not been selected.

          The Registrant intends to commence, subject to financing, a well development program on Radly's property.

Item 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not Applicable


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Item 5.   OTHER EVENTS

          The Registrant has entered into a letter of intent with two entities to purchase the Groveland Mine in Michigan in an stocks-for-assets deal. The two entities are National Resource Development Corporation
          (NRDC) and International Aggregates Corporation (IAC) both Delaware corporations. The major asset of these entities is the Groveland Mine in Michigan which has proven reserves of approximately 100 million tons of aggregate rock already mined and stockpiled, as well as various infrastructure and buildings, in additional to iron ore reserves to be mined.

          The Registrant has entered into an agreement to acquire control of and restructure Ryan-Murphy, Inc., (RMI) a publicly held (NASDAQ NYMR), a Colorado-based environmental engineering and technologies company.
          RMI maintains certain assets and intellectual properties in the US.

          The Registrant has entered into an agreement to acquire control of Japan Power General LTD., based in Lahore, Pakistan (subject to a satisfactory resolution with the Pakistan Government in relation to power tariffs and with regard to the current political situation). JPG owns a new 135 megawatt power station near Lahore and currently has a 22-year power purchase agreement (PPA) in place with a government-owned utility.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

          All of the previous Directors of the Registrant resigned in September, 1997. The following individuals have been elected directors off the Registrant, replacing those individuals who resigned:

          Shane X.G. Rodgers, also Chairman and Chief Executive Officer
          Asraf Khan, also Senior Vice President: Asia and the Middle East Peter R. Just, also President and Chief Operating Officer, Designate George W. Cole
          William H. Stinson
          Neil A. Green

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.

          In June, 1998, the Registrant determined to change its fiscal year end to December 31, beginning on December 31, 1998. A transitional report on Form 10-KSB will be filed covering the applicable transitional period.


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Item 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          The Registrant has sold approximately 7,500,000 common shares pursuant to its acquistion in September, 1997 in exchange for the capital stock of Radly. These shares were issued to one trust at end of 1997, which was domiciled in New Zealand, pursuant to Regulation S. In addition, the Registrant has sold a total of 268,700 common shares at prices between $.10US and $1.00US per share, in cash, to 2 individuals, 1 trust, and 3 corporations at the end of 1997, all residents of Australia, pursuant to Regulation S.


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                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        CHANCELLOR GROUP, INC.



Dated: June 8, 1998                By:  /s/ Shane X.G. Rodgers
                                       ------------------------
                                        Shane X.G. Rodgers
                                        Chairman and Chief Executive Officer